UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2016, MGM National Harbor, LLC (the “Company”), a subsidiary of MGM Resorts International, entered into a credit agreement (the “Credit Agreement”), by and among the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent. The Credit Agreement is comprised of a $425 million term loan A facility and a $100 million revolving facility. The revolving and term loan A facilities will initially bear interest at a LIBOR rate plus an additional rate ranging from 2.00% to 2.25% per annum (determined based on a consolidated total leverage ratio). The term loan A and revolving facilities are scheduled to mature in January 2021.

The Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants, which impose restrictions on, among other things, the ability of the Company and its restricted subsidiaries to make investments, pay dividends, sell assets, and to incur additional debt and additional liens. In addition, the Credit Agreement requires the Company and its restricted subsidiaries to maintain a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio. In addition, borrowings under the Credit Agreement are subject to a customary “in balance test” (as defined in the Credit Agreement), which looks to the sufficiency of the Company’s available resources to complete the MGM National Harbor casino resort.

The Credit Agreement is secured by a leasehold mortgage on MGM National Harbor and substantially all of the existing and future property of MGM National Harbor.

Mandatory prepayments of the Credit Agreement will be required upon the occurrence of certain events, including sales of certain assets, casualty events and the incurrence of certain additional indebtedness, subject to certain exceptions and reinvestment rights. In addition, to the extent the Company generates excess cash flow (as defined in the Credit Agreement), a percentage of such excess cash flow (ranging from 0% to 50% based on a consolidated total leverage ratio) will be required to prepay the Credit Agreement.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Credit Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of MGM Resorts International or the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

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